Exhibit 99.1

Flotek Industries 10603 W. Sam Houston Pkwy N., Suite 300 Houston, TX 77064 Ph: 713-849-9911 www.flotekind.com

KATE RICHARD JOINS FLOTEK BOARD OF DIRECTORS

HOUSTON, July 12, 2018 — Flotek Industries, Inc. (NYSE: FTK) announces private equity founder, investment banker and corporate director Kate Richard has joined its board of directors.

Richard is founder and CEO of Warwick Energy Group, one of the largest institutional consolidators of interests in oil and gas with approximately $1.5 billion in managed assets. Prior to launching Warwick, she was an investment banker, beginning her career at Goldman Sachs & Co., working in private equity and natural resources investment banking in New York, London, and Paris. She then invested in oil & gas, metals & mining, and sovereign debt for Serengeti Asset Management, a multi-strategy investment fund based in New York. Most recently, she invested in public and private energy investments for MSD Capital, Michael Dell’s private investment fund in New York.

John W. Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “I am delighted to welcome Kate to Flotek’s board, where she will immediately make a meaningful impact. Kate has established a reputation as one of the most successful private equity leaders in the oil and gas business. She has an incredibly strong track record and her investment acumen is extraordinary. As the industry continues to evolve, she will bring a fresh perspective that reflects the accelerating generational shift change in oil and gas.”

“I’m thrilled to join the Flotek board and to work with a company with such stellar opportunities and optionality. I look forward to working with the board and the management team to help Flotek reach its full potential,” said Richard.

Richard joins recently appointed director David Nierenberg to the Flotek board. Chisholm commented, “Over the past quarter, Flotek has diversified our board with a strong focus on increasing independence and enhancing governance. We have broadened and deepened our board with the addition of Kate and David – both are proven business leaders who join an exceptional team of directors and leadership team committed to adding long-term value to the Company.”

A graduate of Harvard College, Richard is a frequent lecturer at the Stanford Graduate School of Business and Harvard Business School and an energy market commentator on CNBC and Bloomberg TV. She is active in the Humane Society of the United States and World Economic Forum.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

Media Inquiries, contact:

Danielle Allen

Senior Vice President

Global Communications & Technology Commercialization

E: DAllen@flotekind.com

P: (713) 726-5322

IR Inquiries, contact:

Matthew Marietta

Executive Vice President

Flotek Industries

E: MMarietta@flotekind.com

P: (713) 726-9911

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